FOR IMMEDIATE RELEASE Media Contact: Laura Wakeley (717) 291-2616
Investor Contact: Matt Jozwiak (717) 327-2657

Fulton Financial Corporation Approves $75 million
Stock Repurchase Program

(February 9, 2021) -- LANCASTER, PA. - Fulton Financial Corporation (Nasdaq: FULT) today announced that its Board of Directors has approved the repurchase of up to $75 million of shares of Fulton’s common stock, or approximately 3.2 percent of Fulton’s outstanding shares, based on the closing price of Fulton’s common stock and the number of shares outstanding on February 5, 2021. This approval expires on December 31, 2021.

As permitted by securities laws and other legal requirements and subject to market conditions and other factors, purchases may be made from time to time in open market or privately negotiated transactions, including without limitation, through accelerated share repurchase transactions. The repurchase program may be discontinued at any time.

Fulton Financial Corporation is a $26 billion financial holding company that has approximately 3,300 employees and operates more than 200 financial centers in Pennsylvania, Maryland, Delaware, New Jersey and Virginia through Fulton Bank, N.A.

Additional information on Fulton Financial Corporation can be found at www.fult.com.